Exhibit 99.1

Quest Resource Holding Reports First Quarter 2018 Financial Results

THE COLONY, TX – May 15, 2018 -- Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a national leader in environmental reuse, recycling, and disposal services, today announced financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Highlights

•	Revenue was $24.7 million compared with $42.5 million for the first quarter of 2017 and increased 10% sequentially from $22.5 million for the fourth quarter of 2017.
•	Gross profit was $3.5 million compared with $4.2 million for the first quarter of 2017 and increased 16% sequentially from $3.0 million for the fourth quarter of 2017.
•	Gross margin percentage was 14.4% of revenue compared with 9.8% for the first quarter of 2017, an increase of 4.6 percentage points.
•	Operating expense was $4.7 million, a decrease of $1.2 million, or 21%, compared with the first quarter of 2017.
•

Net loss was $1.3 million, a $596,000 improvement compared with the net loss during the first quarter of 2017 and a $267,000 improvement sequentially from the net loss during the fourth quarter of 2017.

•	Net loss per share improved $0.04 to $(0.09) compared with $(0.13) for the first quarter of 2017.
•	Adjusted EBITDA was $114,000, a 9% increase, compared with $105,000 for the first quarter of 2017, and a $388,000 improvement sequentially from the fourth quarter of 2017.

Key Recent Highlights

•

Sequential improvement in financial performance –  For the first quarter of 2018, the sequential improvement in financial performance was primarily driven by the implementation of a new contract with a national automotive service provider as well as implementation activity in the industrial vertical, which ramped steadily during the quarter.

•

Joint marketing effort with Shell Lubricants® to expand Quest’s addressable market – Quest recently announced a joint marketing agreement with Shell Lubricants.  Under the agreement, Shell Lubricants will market Quest’s recycling services to its current and target customer base, which represents a new and expanded addressable market for Quest.  Through this program, Quest will provide waste oil recycling services to a variety of regional and local auto service center chains that utilize Shell Lubricants’ motor oil products in their operations.

"First quarter results were in line with our expectations, and the previously delayed customer implementations are beginning to ramp and contribute to sequential revenue and earnings growth.” said S. Ray Hatch, President and Chief Executive Officer. “We are building a significant pipeline of new business and expect new innovative programs, such as the one we announced with Shell, to provide significant growth opportunities.  We have made progress toward our annual targets and expect to show improvement throughout the year.”

First Quarter 2018 Earnings Conference Call and Webcast

Quest will conduct a conference call on Tuesday, May 15, 2018, at 4:00 p.m. Central Time, to review the financial results for the first quarter ended March 31, 2018. Investors interested in participating on the live call can dial 1-800-239-9338 within the U.S. or 1-323-794-2551 from abroad.  The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at www.qrhc.com. A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, a non-GAAP financial measure, "Adjusted EBITDA," is presented. From time-to-time, Quest considers and uses this supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest's definition of this adjusted financial measure may differ from similarly named measures used by others. Quest believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. (See attached table "Reconciliation of Net Loss to Adjusted EBITDA.")

About Quest Resource Holding Corporation

Quest is a national provider of reuse, recycling, and disposal services that enable our customers to achieve their environmental and sustainability goals and responsibilities.  Quest provides businesses across multiple industry sectors with single source solutions for the reuse, recycling, and disposal of a wide variety of waste streams and recyclables generated by their operations.  Quest’s customers typically are multi-location businesses for which we create, implement, and manage customer-specific programs for the collection, processing, recycling, disposal, and tracking of waste streams and recyclables.  Quest also provides information and data that tracks and reports the environmental results of Quest’s services, provides actionable data to improve business operations, and enables Quest’s customers to achieve their environmental and sustainability goals and responsibilities. For more information, visit www.QRHC.com.For more information, visit www.QRHC.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include our belief that Shell Lubricants’ current and target customer base represents a new and expanded addressable market; our belief that previously delayed implementations of our strategies are beginning to ramp and contribute to sequential revenue and earnings growth; our belief that we are building a significant pipeline of new business; our expectation that new innovative programs, such as the one we announced with Shell, will provide significant growth opportunities; and our belief that we have traction toward our annual goals and expect to show improvement throughout the year. These statements are based on our current expectations, estimates, projections, beliefs, and assumptions. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Report on Form 10-K for the year ended December 31, 2017. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contacts:

Three Part Advisors, LLC

Jeff Elliott

972.423.7070

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017
Revenue	$24,696	$42,540
Cost of revenue	21,148	38,354
Gross profit	3,548	4,186
Selling, general, and administrative	3,752	4,980
Depreciation and amortization	985	1,001
Total operating expenses	4,737	5,981
Operating loss	(1,189)	(1,795)
Interest expense	(124)	(114)
Income tax expense	—	—
Net loss	$(1,313)	$(1,909)
Net loss applicable to common stockholders	$(1,313)	$(1,909)
Net loss per common share:
Basic and diluted	$(0.09)	$(0.13)

Weighted average number of common shares outstanding:
Basic and diluted	15,302	15,273

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2018	2017
Net loss	$(1,313)	$(1,909)
Depreciation and amortization	1,030	1,042
Interest expense	124	114
Stock-based compensation expense	224	614
Other adjustments	49	244
Income tax expense	—	—
Adjusted EBITDA	$114	$105

BALANCE SHEETS

(In thousands, except per share amounts)

	March 31,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,084	$1,055
Accounts receivable, less allowance for doubtful accounts of $471 and $699 as of March 31, 2018 and December 31, 2017, respectively	17,184	16,264
Prepaid expenses and other current assets	1,549	1,508
Total current assets	19,817	18,827

Goodwill	58,209	58,337
Intangible assets, net	4,038	5,032
Property and equipment, net, and other assets	1,344	1,320
Total assets	$83,408	$83,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$17,077	$14,254
Deferred revenue and other current liabilities	162	329
Total current liabilities	17,239	14,583

Revolving credit facility, net	5,101	6,763
Other long-term liabilities	9	22
Total liabilities	22,349	21,368

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding as of March 31,2018 and December 31, 2017	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 15,302 shares issued and outstanding as of March 31, 2018 and December 31, 2017	15	15
Additional paid-in capital	159,092	158,868
Accumulated deficit	(98,048)	(96,735)
Total stockholders’ equity	61,059	62,148
Total liabilities and stockholders’ equity	$83,408	$83,516

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